As filed with the Securities and Exchange Commission on August 8, 2024
    Registration No. 333-272460

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INVACARE HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

        Delaware            38-4264819
        (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
        Incorporation or Organization)
One Invacare Way
Elyria, Ohio 44035
(Address of Principal Executive Offices, including Zip Code)

INVACARE HOLDINGS CORPORATION 2023 MANAGEMENT INCENTIVE PLAN
(Full Title of the Plan)

Anthony C. LaPlaca
Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary
Invacare Holdings Corporation
One Invacare Way
Elyria, Ohio 44035
(440) 329-6000

(Name, address and telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐                            Accelerated Filer    ☐
Non-accelerated Filer ☒                             Smaller Reporting Company ☒
                                    Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

4888-8670-2550, v.1

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by Invacare Holdings Corporation (the “Company”) to deregister all shares of common stock, $0.001 par value per share (“Common Stock”), of the Company remaining unsold under the Registration Statement on Form S-8 (No. 333-272460) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission.

On August 8, 2023, the Company filed with the SEC a Form 15 providing notice of the termination of its registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspension of its duty to file reports under Sections 13 and 15(d) of the Exchange Act.

In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement, if any, as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statement.

4888-8670-2550, v.1

SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elyria, State of Ohio, on this 8th day of August, 2024.

INVACARE HOLDINGS CORPORATION
(Registrant)

By:        /s/ Kai Zhu
         Name: Kai Zhu
Title: Senior Vice President and
     Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

4888-8670-2550, v.1